                                                                    EXHIBIT 99.2

MANAGEMENT'S NARRATIVE ANALYSIS OF RESULTS OF OPERATIONS

This Management's Narrative Analysis of Results of Operations should be read in conjunction with the Financial Statements and Notes to Financial Statements included herein.

Certain statements contained in this Report may be considered forward-looking, including statements about management expectations, strategic objectives, business prospects, anticipated financial performance, and other similar matters. These forward-looking statements are not statements of historical fact and represent only management's beliefs regarding future events, which are inherently uncertain. There are a variety of factors, many of which are beyond ML of New York's control, which affect its operations, performance, business strategy, and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, the factors listed in the Business Environment and Economic Environment sections listed below, as well as actions and initiatives taken by both current and potential competitors, general economic conditions, the effects of current, pending, and future legislation, regulation and regulatory actions, and the other risks and uncertainties detailed in ML of New York's Financial Statements and Notes to Financial Statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. ML of New York does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates the forward-looking statements are made. The reader should, however, consult any further disclosures ML of New York may make in its Quarterly Reports on Form 10-Q.

BUSINESS ENVIRONMENT

ML of New York conducts its business in the life insurance and annuity markets of the financial services industry. These markets are highly regulated with particular emphasis on company solvency and sales practice monitoring. Demographically, the population is aging, which favors life insurance and annuity products.

The financial services industry continues to be affected by an intensifying competitive environment, as demonstrated by consolidation through mergers, competition from new and established competitors, and diminishing margins in many mature products and services.

The financial services industry is also impacted by the regulatory and legislative environment. In 2003, additional aspects of the Sarbanes-Oxley Act of 2002 were implemented as rules relating to corporate governance, auditor independence and disclosure became effective and/or was adopted in their final form. Various federal and state securities regulators and self-regulatory organizations (including the Securities and Exchange Commission, New York Stock Exchange, and the National Association of Securities Dealers), as well as industry participants continued to review and, in many cases, adopt changes to their established rules and policies in areas such as corporate governance, mutual fund trading, disclosure practices and auditor independence.

DISCONTINUANCE OF VARIABLE LIFE INSURANCE

During the first quarter 2003, ML of New York discontinued manufacturing its single premium variable life insurance product. As a result, ML of New York currently does not manufacture, market, or issue life insurance products. ML of New York continues to service all life insurance contracts inforce.

TAX LEGISLATION

During May 2003, Congress passed the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "Act"). A key provision in the Act is reduced federal income tax rates on dividends and capital gains paid to investors on stocks and mutual funds held individually. Pending future Congressional action, these federal income tax rate reductions are set to expire after 2008. These recently enacted tax rate reductions may impact the relative attractiveness of non-qualified annuities.

ECONOMIC ENVIRONMENT

ML of New York's financial position and/or results of operations are primarily impacted by the following economic factors: equity market performance, fluctuations in medium term interest rates, and the corporate credit environment via credit quality and fluctuations in credit spreads. The following discusses the impact of each economic factor.

Equity Market Performance

Changes in the U.S. equity market directly affect the values of the underlying U.S. equity-based mutual funds supporting separate accounts assets and, accordingly, the values of variable contract owner account balances. Since asset-based fees collected on inforce variable contracts represent a significant source of revenue, ML of New York's financial condition will be impacted by fluctuations in investment performance of separate accounts assets. Fluctuations in the U.S. equity market also directly impact ML of New York's exposure to guaranteed minimum death benefit ("GMDB") provisions contained in the variable annuities it manufactures. Negative investment performance generally results in greater exposure to GMDB provisions, to the extent there is an increase in the number of variable contracts (and amount per contract) in which the GMDB exceeds the variable account balance. Prolonged periods of negative investment performance may result in greater GMDB claim payments. GMDB claim payments are recorded as a component of policy benefits.

There are several standard indices published on a daily basis that measure performance of selected components of the U.S. equity market. Examples include the Dow Jones Industrial Average ("Dow"), NASDAQ Composite Index ("NASDAQ") and the Standard & Poor's 500 Composite Stock Price Index ("S&P"). The following table provides the increase (decrease) for each equity market index for the years ended December 31:

                2003              2002
                ----             ------
Dow             25.3%            -16.8%
NASDAQ          50.0%            -31.5%
S&P             26.4%            -23.4%

Despite positive equity market performance during 2003, average separate accounts assets, and in turn, average variable contract owner account balances, were lower as compared to 2002. The average monthly Dow and S&P indices were slightly lower during 2003 as compared to 2002.

The investment performance of the underlying U.S. equity-based mutual funds supporting ML of New York's variable products do not replicate the returns on any specific U.S. equity market index. However, investment performance will generally increase or decrease with corresponding increases or decreases in the overall U.S. equity market.

Medium Term Interest Rates

Changes in interest rates affect the value of investments, primarily fixed maturity securities and preferred equity securities, as well as interest sensitive liabilities. Changes in interest rates have an inverse relationship to the value of investments and interest sensitive liabilities. See Note 3 to the Financial Statements for the impact of changes in medium term interest rates on the value of investments and liabilities. Also, since ML of New York has certain fixed products that contain guaranteed minimum crediting rates, decreases in interest rate can decrease the amount of interest spread earned by ML of New York.

ML of New York defines medium term interest rates as the average interest rate on U.S. Treasury securities with terms of 1 to 10 years. During 2003, average medium term interest rates decreased approximately 77 basis points to yield, on average, 2.42%. During 2002, average medium term interest rates decreased approximately 68 basis points to yield, on average, 3.19%.

Corporate Credit and Credit Spreads

Changes in the corporate credit environment directly impact the value of ML of New York's investments, primarily fixed maturity securities. ML of New York primarily invests in investment-grade corporate debt to support its fixed rate product liabilities.

Credit spreads represent the credit risk premiums required by market participants for a given credit quality, e.g. the additional yield that a debt instrument issued by a AA-rated entity must produce over a risk-free alternative (e.g., U.S. Treasury instruments). Changes in credit spreads have an inverse relationship to the value of investments. See Note 3 to the Financial Statements for the impact of changes in credit spreads on the value of investments.

ML of New York defines credit spreads according to the Merrill Lynch U.S. Corporate Bond Index for BBB-A Rated bonds with three to five year maturities. During 2003, credit spreads contracted approximately 113 basis points and ended the year at 85 basis points. During 2002, credit spreads widened approximately 20 basis point and ended the year at 198 basis points.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. Estimates, by their nature, are based on judgement and available information. Therefore, actual results could differ and could have a material impact on the Financial Statements, and it is possible that such changes could occur in the near term.

ML of New York's critical accounting policies and estimates are discussed below. See Note 1 to the Financial Statements for additional information regarding accounting policies.

Deferred Policy Acquisition Costs for Variable Annuities and Variable Life Insurance

The costs of acquiring business, principally commissions, certain expenses related to policy issuance, and certain variable sales expenses that relate to and vary with the production of new and renewal business, are deferred and amortized in accordance with Statement of Financial Accounting Standards No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments. Deferred policy acquisition costs ("DAC") is subject to recoverability testing at the time of policy issuance and loss recognition testing at the end of each reporting period. At December 31, 2003, variable annuities and variable life insurance account for $14.8 million (or 59%) and $10.2 million (or 41%), respectively, of ML of New York's DAC asset.

DAC for variable annuities is amortized with interest over the lives of the policies in relation to the present values of estimated future gross profits from asset-based fees, contract fees, and surrender charges, less a provision for guaranteed minimum death benefit expenses, policy maintenance expenses, and non-capitalized commissions.

DAC for variable life insurance is amortized with interest over the lives of the policies in relation to the present values of estimated future gross profits from fees related to contract loans, asset-based fees, and cost of insurance charges, less claims (net of reinsurance), cost of mortality reinsurance, policy maintenance expenses, and non-capitalized commissions.

The most significant assumptions involved in the estimation of future gross profits are future net separate accounts performance, surrender rates, and mortality rates. ML of New York generally assumes a level long-term rate of net separate accounts growth for all future years. The long-term rate may be adjusted if ML of New York's long-term expectations change. Additionally, ML of New York may modify the rate of net separate accounts growth over the short term to reflect ML of New York's near-term expectations of the economy and financial market performance in which separate accounts assets are invested.

Future gross profit estimates are subject to periodic evaluation by ML of New York, with necessary revisions applied against amortization to date. The impact of revisions to estimates on cumulative amortization is recorded as a charge or benefit to current operations ("DAC unlocking"). During 2003 and 2002, ML of New York reduced earnings by $1.0 million and $1.5 million, respectively, via an increase in amortization of deferred policy acquisition costs. Changes in assumptions can have a significant impact on the amount of DAC reported for variable annuities and variable life insurance products and their related amortization patterns. In general, increases in the estimated separate accounts return and decreases in surrender or mortality assumptions increase the expected future profitability of the underlying business and may lower the rate of DAC amortization. Conversely, decreases in the estimated separate accounts return and increases in surrender or mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

Other-Than-Temporary Impairment Losses on Investments

ML of New York regularly reviews each investment in its fixed maturity and equity securities portfolio to evaluate the necessity of recording impairment losses for other-than-temporary ("OTT") declines in the fair value of investments. Management makes this determination through a series of discussions with ML of New York's portfolio managers and credit analysts, as well as information obtained from external sources (i.e. company announcements, ratings agency announcements, or news wire services). The factors that give rise to potential impairments include, but are not limited to, i) certain credit-related events such as default of principal or interest payments, ii) bankruptcy of issuer, and iii) certain security restructurings. In absence of a readily ascertainable market value, the estimated fair value on these securities represents management's estimate of the security's ultimate recovery value. OTT impairment losses result in a permanent reduction of the cost basis of the underlying investment. OTT impairments on investments in fixed maturity securities were $0.8 million and $3.5 million during 2003 and 2002, respectively.

RECENT DEVELOPMENTS

New Accounting Pronouncements

On July 7, 2003, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts. The SOP provides guidance on accounting and reporting by insurance companies for certain nontraditional long-duration contracts and for separate accounts. The SOP is effective for financial statements for ML of New York beginning in 2004. The SOP requires the establishment of a liability for contracts that contain death or other insurance benefits using a specified reserve methodology that is different from the methodology that ML of New York currently employs. The adoption of SOP 03-1 will approximately result in a $3.0 million increase in policyholder liabilities and a corresponding pre-tax charge to earnings. The adoption of SOP 03-1 is considered a change in accounting principle.

Other Events

Effective for the first quarter of 2004, Merrill Lynch & Co. adopted the fair value method of accounting for stock-based compensation under SFAS 123, Accounting for Stock-Based Compensation, using the retroactive restatement method described in SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure. Under the fair value recognition provisions of SFAS 123, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the vesting period. The adoption of the fair value method of accounting by Merrill Lynch & Co. resulted in additional allocated compensation expense to ML of New York for all periods, as well as, a decrease to current taxes payable, an increase to net affiliated payables, and a decrease to retained earnings. See Note 2 to the Financial Statements for additional information.

NEW BUSINESS

ML of New York sells variable and interest sensitive annuity products through the retail network of Merrill Lynch, Pierce, Fenner & Smith, Incorporated, a wholly owned broker-dealer subsidiary of Merrill Lynch & Co. ML of New York competes for Merrill Lynch & Co.'s clients' annuity business with unaffiliated insurers whose products are also sold through Merrill Lynch & Co.'s retail network, and with insurers who solicit this business directly. The product lines that ML of New York offers are focused in the highly competitive market segment of retirement planning. ML of New York competes in this market segment by integrating its products into Merrill Lynch & Co.'s planning-based financial management program.

ML of New York's financial management is based on conservative investment and liability management and regular monitoring of its risk profile. ML of New York also seeks to provide superior customer service and financial management to promote the competitiveness of its products. ML of New York's customer service center has established standards of performance that are monitored on a regular basis. Managers and employees in the customer service center are periodically evaluated based on their performance in meeting these standards.

ML of New York has strategically placed its marketing emphasis on the sale of variable annuity products. These products are designed to address the retirement planning needs of Merrill Lynch & Co.'s clients. ML of New York issues three types of variable annuity products. These products are differentiated by the degree of liquidity afforded to the contract owner. The B-Share variable annuity contains a seven year surrender charge period, the L-Share variable annuity contains a three year surrender charge period, and the C-Share variable annuity has no surrender charge period. Each variable annuity product provides tax-deferred retirement savings with the opportunity for diversified investing in a wide selection of underlying mutual fund portfolios. In addition, ML of New York issues a modified guaranteed annuity product. The modified guaranteed annuity product also provides tax-deferred retirement savings through a guaranteed fixed interest rate for a period selected by the contract owner, but imposes a market value adjustment for withdrawals prior to the expiration of the guarantee period. Total direct premiums by product type for the three years ended December 31 were as follows:

                                                  (In Millions)                           % Change
                                     ----------------------------------------     -------------------------
                                        2003           2002           2001        2003 - 2002    2002 - 2001
                                     ----------     ----------     ----------     -----------    -----------
Variable Annuities:
   B-Share                           $     37.9     $     16.7     $     36.5            127%       -54%
   C-Share (a)                             10.4           20.8           71.5            -50        -71
   L-Share (b)                              9.9           10.5            1.2             -6        775
                                     ----------     ----------     ----------     ----------     ------
Total Variable Annuities                   58.2           48.0          109.2             21        -56
                                     ----------     ----------     ----------     ----------     ------

Variable Life Insurance                     0.7            1.2            4.3            -42        -72

Modified Guaranteed Annuities               0.2           15.2            0.8            -99        n/m

Other                                       1.3            0.1            0.4            n/m        -75
                                     ----------     ----------     ----------     ----------     ------

  Total Direct Premiums              $     60.4     $     64.5     $    114.7             -6%       -44%
                                     ==========     ==========     ==========     ==========     ======

(a) ML of New York offers two C-Share variable annuity products that were introduced in the fourth quarter 2002 and the first quarter 2001, respectively.

(b) ML of New York's L-Share variable annuity product was introduced in the fourth quarter 2001.

During 2003, ML of New York's total direct premiums decreased $4.1 million (or 6%) to $60.4 million as compared to 2002. Variable annuity premiums increased $10.2 million (or 21%) to $58.2 million during 2003 as compared to 2002. Management attributes the increase in variable annuity premiums primarily to the introduction of a new B-Share variable annuity product during the third quarter of 2003. Sales of the new B-Share variable annuity product were $20.8 million during 2003. The new B-Share variable annuity product is designed for the tax-qualified IRA market and includes a guaranteed living benefit provision. Also, during the second quarter 2003 ML of New York added a guaranteed living benefit provision to its existing B-Share variable annuity. Living benefit provisions have increased in popularity due to consumers' increasing demand for guaranteed benefits. Management believes that the generally decreasing equity markets over the past three years has been the catalyst for this demand. C-Share and L-Share variable annuity premiums decreased $10.4 million (or 50%) and $0.6 million (or 6%), respectively, during 2003. C-Share and L-Share variable annuities do not contain guaranteed living benefit provisions.

Modified guaranteed annuity sales decreased $15.0 million (or 99%) to $0.2 million during 2003 as compared to 2002. During 2003, ML of New York stopped offering certain guarantee periods because required spreads could not be realized due to the combination of lower interest rates and regulatorily mandated guaranteed minimum crediting rates.

FINANCIAL CONDITION

At December 31, 2003, ML of New York's assets were $1,251.8 million, or $122.5 million higher than the $1,129.3 million in assets at December 31, 2002 primarily due to a increase in separate accounts assets. Separate accounts assets increased $132.8 million (or 16%) to $943.2 million. Changes in separate accounts assets during each quarter of 2003 were as follows:

                                                      1Q03            2Q03            3Q03            4Q03          Total
                                                   ----------      ----------      ----------      ----------    ----------
                                                                                (In Millions)
Investment performance - variable products         $    (14.8)     $     81.9      $     22.6      $     82.2    $    171.9
Net cash outflow - variable products                     (9.0)          (13.0)           (4.3)          (12.8)        (39.1)
                                                   ----------      ----------      ----------      ----------    ----------
Net increase (decrease)                            $    (23.8)     $     68.9      $     18.3      $     69.4    $    132.8
                                                   ==========      ==========      ==========      ==========    ==========

During 2003, ML of New York experienced contract owner withdrawals that exceeded deposits by $42.5 million. The components of contract owner transactions were as follows:

                                                          2003
                                                       ------------
                                                       (In Millions)
Premiums collected                                     $       60.4
Internal tax-free exchanges                                    (3.0)
                                                       ------------
     Net contract owner deposits                               57.4

Contract owner withdrawals                                     83.0
Net transfers from separate accounts                           16.9
                                                       ------------
     Net contract owner withdrawals                            99.9
                                                       ------------

Net contract owner activity                            $      (42.5)
                                                       ============

ML of New York maintains a conservative general account investment portfolio. ML of New York has no mortgage or real estate investments and its investment in non-investment grade fixed maturity securities are below the industry average. The following schedule identifies ML of New York's general account invested assets by type:

Investment Grade Fixed Maturity Securities (Rated A or higher) ...........................      62%
Policy Loans .............................................................................      30%
Investment Grade Fixed Maturity Securities (Rated BBB) ...................................       7%
Non-Investment Grade Fixed Maturity Securities ...........................................       1%
                                                                                               ---
                                                                                               100%
                                                                                               ===

At December 31, 2003 and 2002, approximately $1.3 million (or 1%) and $4.1 million (or 3%), respectively, of ML of New York's fixed maturity securities were considered non-investment grade. ML of New York defines non-investment grade as unsecured debt obligations that have a rating equivalent to Standard and Poor's BB+ or lower (or similar rating agency). Non-investment grade securities are speculative and are subject to significantly greater risks related to the creditworthiness of the issuers and the liquidity of the market for such securities. Current non-investment grade holdings are the result of ratings downgrades on ML of New York's portfolio as ML of New York does not purchase non-investment grade securities. Also, as of December 31, 2003, approximately $3.5 million (or 2%) of ML of New York's fixed maturity securities were rated BBB-, which is the lowest investment grade rating given by Standard and Poor's, compared to $10.9 million (or 7%) of fixed maturity securities as of December 31, 2002. ML of New York closely monitors such investments. The reductions in non-investment grade and BBB- holdings are attributable to management actions taken during 2003 to improve the overall credit quality of the fixed maturity security portfolio.

ML of New York's investment in collateralized mortgage obligations ("CMO") and mortgage backed securities ("MBS") had a carrying value of $1.4 million and $2.1 million at December 31, 2003 and 2002, respectively. At December 31, 2003, all of ML of New York's CMO and MBS holdings were fully collateralized by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. CMO and MBS securities are structured to allow the investor to determine, within certain limits, the amount of interest rate risk, prepayment risk and default risk that the investor is willing to accept. It is this level of risk that determines the degree to which the yields on CMO and MBS securities will exceed the yields that can be obtained from similarly rated corporate securities.

At December 31, 2003, ML of New York had 2,005 life insurance and annuity contracts inforce with interest rate guarantees. The estimated average rate of interest credited on behalf of contract owners was 4.34% during 2003. Invested assets supporting liabilities with interest rate guarantees had an estimated average effective yield of 4.91% during 2003. The number of life insurance and annuity contracts inforce with interest rate guarantees decreased 149 (or 7%) as compared to 2002.

LIQUIDITY AND CAPITAL RESOURCES

ML of New York's liquidity requirements include the payment of sales commissions and other underwriting expenses and the funding of its contractual obligations for the life insurance and annuity contracts it has inforce. ML of New York has developed and utilizes a cash flow projection system and regularly performs asset / liability duration matching in the management of its asset and liability portfolios. ML of New York anticipates funding all its cash requirements utilizing cash from operations, normal investment maturities and anticipated calls and repayments, consistent with prior years. As of December 31, 2003, ML of New York's assets included $190.4 million of cash, short-term investments, and investment grade publicly traded available-for-sale securities that could be liquidated if funds were required.

In order to continue to issue annuity products, ML of New York must meet or exceed the statutory capital and surplus requirements of the insurance departments of the states in which it conducts business. Statutory accounting practices differ from generally accepted accounting principles ("GAAP") in two major respects. First, under statutory accounting practices, the acquisition costs of new business are charged to expense, while under GAAP they are amortized over a period of time. Second, under statutory accounting practices, the required additions to statutory reserves for new business in some cases may initially exceed the statutory revenues attributable to such business. These practices result in a reduction of statutory income and surplus at the time of recording new business.

The National Association of Insurance Commissioners utilizes the Risk Based Capital ("RBC") adequacy monitoring system. The RBC calculates the amount of adjusted capital that a life insurance company should have based upon that company's risk profile. As of December 31, 2003 and 2002, based on the RBC formula, ML of New York's total adjusted capital level was well in excess of the minimum amount of capital required to avoid regulatory action.

ML of New York receives claims paying ability ratings from Standard and Poors and A.M. Best. At December 31, 2003, ML of New York received ratings from Standard and Poors and A.M. Best of "A+" and "A", respectively.

ML of New York has developed a comprehensive capital management plan that will continue to provide appropriate levels of capital for the risks that ML of New York assumes, but will allow ML of New York to reduce its absolute level of surplus. No dividends were paid during 2003, 2002 or 2001.

ML of New York believes that it will be able to fund the capital and surplus requirements of projected new business from current statutory earnings and existing statutory capital and surplus. If sales of new business significantly exceed projections, ML of New York may have to look to its parent and other affiliated companies to provide the capital or borrowings necessary to support its current marketing efforts. ML of New York's future marketing efforts could be hampered should its parent and/or affiliates be unwilling to commit additional funding.

During June 2003, ML of New York and Merrill Lynch & Co. executed a "keepwell" agreement. The agreement obligates Merrill Lynch & Co. to maintain a level of capital in ML of New York in excess of minimum regulatory capital requirements.

RESULTS OF OPERATIONS

ML of New York's gross earnings are principally derived from two sources:

- the charges imposed on variable annuity and variable life insurance contracts, and

- the net earnings from investment of fixed rate life insurance and annuity contract owner deposits less interest credited to contract owners, commonly known as interest spread

The costs associated with acquiring contract owner deposits (deferred policy acquisition costs) are amortized over the period in which ML of New York anticipates holding those funds, as noted in the Critical Accounting Policies section above. Insurance expenses and taxes reported in the statements of earnings are net of amounts deferred. In addition, ML of New York incurs expenses associated with the maintenance of inforce contracts.

2003 compared to 2002

ML of New York recorded net earnings of $4.4 million and $3.1 million for 2003 and 2002, respectively.

Policy charge revenue decreased $1.6 million (or 9%) to $16.4 million during 2003 as compared to $18.0 million in 2002. The decrease in policy charge revenue is primarily due to a decrease in non-asset based policy charge revenue. Non-asset-based policy charge revenue decreased $1.1 million (or 15%) due to decreases in cost of insurance charges on variable life insurance contracts and deferred policy load amortization. In addition, asset-based policy charge revenue decreased $0.5 million (or 4%) during 2003 as compared to 2002. The decrease in asset-based policy charge revenue is attributable to lower average variable account balances. During the same comparative period, average variable account balances decreased $41.7 million (or 5%).

Net earnings derived from interest spread decreased $1.0 million (or 24%) to $3.0 million during 2003 as compared to $4.0 million in 2002. The decrease in interest spread is primarily a result of the reduction in yields on invested assets resulting from (i) the lower interest rate environment during 2003 as compared to 2002 and (ii) the increase in credit quality of the portfolio.

ML of New York experienced net realized investment gains (losses) of $0.6 million and ($3.2) million during 2003 and 2002, respectively. The following table provides net realized investment gains (losses) by type:

Realized Gains (Losses)                         2003            2002         Difference
-----------------------                      ----------      ----------      ----------
                                                           (In Millions)
Interest related gains                       $      2.4      $      0.2      $      2.2  (1)
Credit related losses                              (1.8)           (3.4)            1.6  (2)
                                             ----------      ----------      ----------
                                             $      0.6      $     (3.2)     $      3.8
                                             ==========      ==========      ==========

(1) The increase in interest related gains is primarily attributable to increases in invested asset market valuations resulting from generally lower interest rates and contracting credit spreads during 2003 as compared to 2002.

(2) The decrease in credit related losses is primarily due to a decrease in OTT declines in the carrying value of fixed maturity securities.

Policy benefits decreased $0.5 million (or 10%) to $4.0 million during 2003 as compared to $4.5 million in 2002 primarily due to decreased variable annuity death benefit payments incurred under GMDB provisions.

Reinsurance premium ceded decreased $0.1 million (or 10%) to $1.6 million during 2003 as compared to $1.7 million in 2002. The decrease is attributable to the decrease in life insurance inforce.

Amortization of deferred policy acquisition costs decreased $0.7 million (or 12%) to $4.8 million during 2003 as compared to $5.5 million in 2002 primarily due to period-to-period differences in DAC unlocking as noted in the Critical Accounting Policies section above. Excluding DAC unlocking, amortization of deferred policy acquisition costs remained relatively unchanged during 2003 as compared to 2002.

Insurance expenses and taxes increased $0.2 million (or 5%) to $3.6 million during 2003 as compared to $3.4 million in 2002. The increase in insurance expenses and taxes is primarily due to increased New York State Insurance Department assessments.

ML of New York's effective federal income tax rate increased to 28% for 2003 from 15% for 2002 primarily due to a reduction of certain permanent adjustments recorded during 2003 as compared to 2002. Also, during 2003, deferred tax components have been significantly impacted by fluctuations in GMDB tax reserves. The reserve fluctuations have resulted in a decreased deferred tax expense during 2003 as compared to 2002.

2002 compared to 2001

ML of New York recorded net earnings of $3.1 million and $4.3 million for 2002 and 2001, respectively.

Policy charge revenue decreased $0.7 million (or 4%) to $18.0 million during 2002 as compared to $18.7 million in 2001. The decrease in policy charge revenue is primarily attributable to reductions in asset-based policy charge revenue collected on variable account balances. Variable annuity and variable life asset-based policy charge revenue decreased $0.4 million (or 4%) and $0.3 million (or 12%), respectively, generally consistent with decreases in average variable account balances for those products. Asset-based policy charge revenue was favorably impacted by increases in rates charged to unaffiliated fund investment managers for administrative services.

Net earnings derived from interest spread decreased $1.0 million (or 20%) to $4.0 million during 2002 as compared to $5.0 million in 2001. The decrease in interest spread is primarily a result of the reduction in yields on invested assets resulting from the lower interest rate environment as compared to 2001.

ML of New York experienced net realized investment losses of $3.2 million and $2.5 million during 2003 and 2002, respectively. The increase in net realized investment losses is due to an increase in credit related losses primarily losses on investments in fixed maturity securities issued by WorldCom Inc.

Policy benefits increased $1.4 million (or 47%) to $4.5 million during 2002 as compared to $3.1 million in 2001. During 2002, life insurance mortality expense increased $0.8 million as compared to 2001 primarily due to an increase in the number of death claims. In addition, variable annuity mortality expense increased $0.5 million as compared to 2001 primarily due to increased death benefit payments incurred under GMDB provisions.

Reinsurance premium ceded decreased $0.2 million (or 10%) to $1.7 million during 2002 as compared to $1.9 million in 2001. The decrease is attributable to the decrease in life insurance inforce.

Amortization of deferred policy acquisition costs increased $2.0 million (or 56%) to $5.5 million during 2002 as compared to $3.5 million in 2001 primarily due to period-to-period differences in DAC unlocking as noted in the Critical Accounting Policies section above.

Insurance expenses and taxes decreased $1.5 million (or 31%) to $3.4 million during 2002 as compared to $4.9 million in 2001. The decrease in insurance expenses and taxes is primarily due to i) cost savings resulting from ML of New York's consolidation of its life and annuity policy administration service centers, which was completed during the third quarter 2001, and ii) reductions in employee compensation expense.

ML of New York's effective federal income tax rate decreased to 15% for 2002 from 45% for 2001. The changes in the effective federal income tax rate during the respective periods are due to an increase in certain permanent adjustments recorded during 2002 as compared to 2001. Also, during 2002, ML of New York's current and deferred tax components have been significantly impacted by fluctuations in GMDB tax reserves. The reserve fluctuations have resulted in an increased current tax benefit and an increased deferred tax expense during 2002 as compared to 2001.

Segment Information

ML of New York's operating results are categorized into two business segments:
Life Insurance and Annuities. ML of New York's Life Insurance segment consists of variable life insurance products and interest-sensitive life products. ML of New York's Annuity segment consists of variable annuities and interest-sensitive annuities. The "Other" earnings category represents earnings on assets that do not support contract owner liabilities. Net earnings by segment were as follows:

   Segment               2003        2002        2001
---------------          ----        ----        ----
                                (In Millions)
Life Insurance           $1.3        $1.4        $1.8
Annuities                 2.6         1.3         1.8
Other                     0.5         0.4         0.7

The products that comprise the Life Insurance and Annuity segments generally possess similar economic characteristics. As such, the financial condition and results of operations of each business segment are generally consistent with ML of New York's consolidated financial condition and results of operations presented herein.

OTT losses on investments by segment were as follows:

   Segment               2003        2002        2001
---------------          ----        ----        ----
                                (In Millions)
Life Insurance              -           -           -
Annuities                $0.8        $3.5        $0.4
Other                       -           -           -

ML of New York is not dependent upon any single customer, and no single customer accounted for more than 10% of its revenues during 2003.

Inflation

ML of New York's operations have not been materially impacted by inflation and changing prices during the preceding three years.